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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 No. 333-     ) and the related Prospectus of
Urohealth System, Inc. for the registration of $110,000,000 principal amount of 12 1/2% Senior Subordinated Notes due 2004 of Urohealth and to the incorporation by reference therein of our report dated August 23, 1993, relating to the consolidated statement of operations, stockholders' equity, and cash flows for Richard-Allan Medical Industries for the fiscal year ended June 30, 1993.

/s/  BDO SEIDMAN, LLP
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     BDO SEIDMAN, LLP

Kalamazoo, Michigan
May 1, 1997